Exhibit 10.34

The Commerce Group, Inc.
Summary of Director Compensation

As of May 1, 2005, directors of the Company and directors of the Company's subsidiaries receive the following compensation for their applicable service as directors:

			Annual	Annual
	Meeting		Member	Chair
	Attendance		Stipend	Stipend

The Commerce Group, Inc.:
Board of Directors	$2,100		$45,000	$ -
Audit Committee	2,500		7,000	35,000
Compensation Committee	1,000		-	3,500
Nominating Committee	1,000		-	-
Other committees	1,000		-	-

Commerce Holdings, Inc.:
Board of Directors	800	(a)	45,000 (b)	-
Audit Committee	2,500		7,000	-

The Commerce Insurance Company:
Board of Directors	700	(a)	-	-

Citation Insurance Company:
Board of Directors	600	(a)	-	-

ACIC Holding Co., Inc.:
Board of Directors	2,000		-	-

American Commerce Insurance Company:
Board of Directors	2,500		-	-
Executive Committee	1,000		-	-

(a)			Compensation is for non-employee directors only.
(b)			Compensation is paid only to directors who are not directors of The Commerce Group, Inc.

      Each director of the Company also receives annual incentive awards under the Company's 2002 Incentive Compensation Plan. A form of the 2005 Incentive Award Agreement is filed as Exhibit 10.36 in the Company's Form 10-Q for the quarter ended June 30, 2005. The 2005 Incentive Award Agreement is substantially the same as the previously granted Book Value Award Agreement.

      In 2001, the Company's directors approved a Directors' Retirement Compensation Plan (the "Retirement Plan"). The Retirement Plan becomes effective for each Company director (including directors who are employees of the Company) upon terminating service from the Board of Directors provided that such termination was not made under conditions adverse to the Company's interest. Effective with the annual meeting wherein the director is not reappointed to the Board of Directors, and provided benefits are not paid until such time as the director has attained the age of 65, the Company will pay an annual retirement benefit equal to 50% of the average annual total compensation of the director for the highest three full years ("three year average compensation"). The annual retirement benefit of 50% of the three year average compensation vests at the rate of 4.0% for each year of Board of Directors service up to a maximum of 100% vesting through termination of service. Payments continue for a maximum of ten years over the remaining life of the former director, or his or her then spouse, if the director pre-deceases the spouse. No payments are to be made after the death of the director and spouse.

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